Orion Reports Q2’25 Results with Revenue of $19.4M, Reflecting 40% Growth in EV Charging and Significant Improvement in Maintenance Segment Gross Margin

Manitowoc, WI – November 6, 2024 – Orion Energy Systems, Inc.(NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today reported results for its fiscal 2025 second quarter (Q2’25) ended September 30, 2024. Orion will hold an investor call today at 10:00 a.m. ET – details below.

Q2 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q2'25	Q2'24	Change	Q1'25	Q4'24	Q3'24
LED Lighting Revenue	$10.8	$13.6	-20%	$12.8	$16.3	$18.5
EV Charging Revenue	$4.7	$3.4	40%	$3.8	$4.9	$2.8
Maintenance Revenue	$3.8	$3.6	5%	$3.3	$5.2	$4.6
Total Revenue	$19.4	$20.6	$(1.2)	$19.9	$26.4	$26.0
Gross Profit (1)	$4.5	$4.6	$(0.1)	$4.3	$6.8	$6.4
Gross Profit %	23.1%	22.2%	90bps	21.6%	25.7%	24.5%
Net Income (Loss) (1)	$(3.6)	$(4.4)	$0.8	$(3.8)	$1.6	$(2.3)
Net Income (Loss) Per Share	$(0.11)	$(0.14)	$0.03	$(0.12)	$0.05	$(0.07)
Adjusted EBITDA (2)	$(1.4)	$(2.2)	$0.8	$(1.8)	$0.4	$(0.1)

(1) Voltrek earnout accruals and net adjustments were $0.6M in Q2’25; $0.3M in Q1’25; ($3.0M) in Q4’24; and $1.1M in each of Q2’24 and Q3’24. Q2’25 also includes $0.3M of restructuring related costs in the maintenance division.
(2) Adjusted EBITDA reconciliation provided below.

Q2 Highlights

•
EV charging solutions revenue rose 40% to $4.7M compared to Q2’24, benefitting from construction services contracts for Eversource Energy’s “EV Make Ready” program and additional work for Boston Public Schools building on an earlier school bus pilot project.
•
LED lighting revenue declined approximately 20% to $10.8M in Q2’25 vs. Q2’24, following the completion of a large European retrofit project in Q1’25. This project benefitted the prior-year period versus no revenue in Q2’25. Due to customer delays, several projects did not commence in Q2’25 as anticipated but are expected to start in Q3’25 or Q4’25. Anticipated projects are in the automotive, retail, technology, logistics/distribution, financial and public sectors, from a mix of existing and new customers.
•
Maintenance services revenue rose 5% to $3.8M in Q2’25 compared to the year-ago quarter, delivering better than anticipated performance following the Q1’25 revenue decrease that resulted from the intentional non-renewal of unprofitable customer contracts. Reflecting higher revenue and the benefit of Orion’s new pricing, maintenance services gross profit percentage rebounded 2,290 basis points in Q2’25 from a negative margin in Q2’24. Orion expects maintenance services profitability to remain strong over the balance of FY 2025.

CEO Commentary

Orion CEO Mike Jenkins commented, “Despite continued strong performance in our Voltrek EV charging station business and the rebound in maintenance services, our Q2’25 revenue was below both the year ago and sequential quarters, principally due to delays in the commencement of several larger LED lighting projects, as well as slower than expected activity within our Energy Service Company (ESCO) and electrical contractor distribution channels. We now expect the delayed LED projects to commence in the second half, along with other already anticipated work, contributing to a greater weighting of LED Lighting revenue in the second half and particularly the fourth quarter of FY’25.

“We are seeing robust and growing quoting activity in our LED project business coming from a mix of long-time customers as well as significant new customers. Last month we secured a new 5-Year, $25M contract to supply LED lighting fixtures for new store construction projects for our largest customer, a major national retailer. We are also seeing a rebound in automotive customer activity, including $2M in LED lighting retrofit projects for a leading U.S. OEM and expect other projects to commence in the sector in coming quarters. We have other significant projects in the final stages of negotiation and anticipate making further announcements in the weeks ahead.

“As we move into calendar 2025, we expect to benefit from LED retrofit activity driven by state regulations banning the sale of fluorescent fixtures and replacement tubes. Ten states have either passed regulations that will be going into effect starting in January 2025 (most notably California) or have proposed legislation for fluorescent bans. We expect more states will follow this trend. We have been in discussions with a number of customers about their plans for compliance and have identified some meaningful opportunities that we hope to secure in the coming months.

“Turning to our EV charging segment, we are very pleased with the performance of the business to date and the outlook going forward. We continue to anticipate additional project opportunities from new and existing customers as well as further support as government EV infrastructure funding works its way through the system. We believe Voltrek, with its industry-leading experience and national track record for successful project implementation, is very well positioned to continue its path of growth.

“Our maintenance services business delivered better than expected revenue in Q2’25, largely due to an expanded base of projects from our largest customer. The business also delivered improved profitability in Q2’25 reflecting the benefit of contract repricing as well as the intentional run-off of legacy customer contracts that were no longer profitable due inflationary impacts over the past few years. In right sizing this business to its new scope, we recorded $300k of restructuring costs in Q2’25 related to reduced staffing, overhead and the write-down of legacy product inventories we had carried for former customers. We now look to build this business primarily by leveraging customer relationships with the greatest potential synergies across our business.

“Though our quarterly performance is likely to continue to be impacted by project timing that is outside our control, we remain confident that Orion is on a solid path for growth in FY 2025 and moving forward. Our confidence is based on the competitive strength of our products and services and the expanding array of opportunities we are developing across our businesses. We have built a strong platform of solutions to meet our customers’ business, energy savings, mobility, workplace safety and sustainability goals – all delivered with the highest levels of expertise and customer service.”

Business Outlook

Orion’s FY’25 revenue outlook is for growth of approximately 10% and it expects second half revenue to be more weighted to the fourth quarter. This outlook is based on expected revenue from large national LED lighting projects in the automotive, retail, technology, logistics/distribution, financial and public sectors as well as continued robust growth in its Voltrek EV charging solutions business driven by existing contracts, a growing pipeline of opportunities developed by its expanded team, and synergies with Orion’s other businesses.

Orion continues to expect an overall decrease in maintenance services revenue in FY’25 principally reflecting the impact of the loss of unprofitable legacy contracts. Importantly, Orion expects its pricing discipline to benefit the maintenance services gross profit percentage as the business progresses through FY’25.

Financial Results

Orion reported Q2’25 revenue of $19.4M compared to $20.6M in Q2’24, primarily due to lower LED Lighting segment revenue following the completion of a large European retrofit project in Q1’25 that had started in Q2’24. Q2’25 was also impacted by several anticipated lighting projects that did not commence during the period and are now expected to start later in FY’25.

EV segment revenue grew 40% to $4.7M in Q2’25 from $3.4M in Q2’24, principally reflecting construction services contracts from Eversource Energy’s “EV Make Ready” program and a large Boston Public Schools project. The maintenance services segment grew to $3.8M in Q2’25, from $3.6M in Q2’24, as new opportunities more than offset the revenue impact of lapsed unprofitable legacy contracts. Revenue for the first six months of FY’25 rose 2.8% to $39.3M from $38.2M in the first six months of FY’24, driven by EV segment growth.

Gross profit was $4.5M in Q2’25 as compared to $4.6M in Q2’24 and gross profit percentage (gross margin) increased 90 basis points to 23.1% versus 22.2% in Q2’24, primarily due to Q2’25 profitability improvements in the maintenance segment.

Total operating expenses declined to $7.7M in Q2’25 from $8.7M in Q2’24, including a $0.5M reduction in Voltrek earnout expense accrual versus the prior-year period along with other fixed cost and compensation-related reductions. Q2’25 operating expenses included $0.3M of severance and restructuring expenses in the maintenance segment versus no such charges in Q2’24.

Lower operating expenses drove a $0.8M improvement in Orion’s Q2’25 net loss to ($3.6M), or ($0.11) per share, from ($4.4M), or ($0.14) per share, in Q2’24. The net loss for the first six months of FY’25 improved to ($7.4M), or ($0.23) per share, versus a net loss of ($11.0M), or ($0.34) per share, in the first six months of FY’24, with the improvement due to primarily to lower operating expenses, lower Voltrek earnout expense and the gross margin turnaround in the maintenance segment.

Balance Sheet and Cash Flow

Orion ended Q2’25 with currents assets of $40.0M, including $5.4M of cash and equivalents, $11.7M of accounts receivables, and $15.0M of inventories. Net of current liabilities, working capital was $13.1M.

Orion used cash of $2.5M in operating activities through the first six months of FY’25 but had positive operating cash flow during Q2’25. The year-to-date use of cash is primarily related to the net loss, adjusted for non-cash expenses and working capital requirements. Orion also used $1M to pay down its revolving credit facility in the quarter. Cash increased to $5.4M at the end of the six-month period from $5.2M at year-end, reflecting the above uses offset by $3.5M in proceeds from a new bank mortgage facility in Q1’25.

Orion's financial liquidity was approximately $13.1M at September 30, 2024, as compared to $15.3M at March 31, 2024. The Company had $9.0M of borrowings outstanding on its credit facility at September 30, 2024 compared to $10.0M at March 31, 2024. Considering its liquidity position and revenue outlook, Orion believes it is well positioned to fund its operations and growth objectives through the balance of fiscal 2025.

Effective October 30, 2024, Orion extended its bank credit facility with Bank of America by 18 months with the amended expiration date now being June 30, 2027.

Webcast/Call Details

Date / Time: Wednesday, November 6th at 10:00 a.m. ET

Live Call Registration: https://register.vevent.com/register/BI054a64dc45d6458ab467426c0ad695bb

Live call participants must pre-register using the URL above to receive the dial-in information. Simply re-register if you lose the dial-in or PIN #.

Webcast / Replay: https://edge.media-server.com/mmc/p/ggbzb2uw/

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage and respond to ongoing increasing pressures to reduce the selling price of our products driven largely by a return to a more normalized supply chain and reduction in shipping costs for our imported products, coupled with the related increase in competition from foreign competitors; (ii) our ability to regain and sustain our profitability and positive cash flows; (iii) our ability to achieve our budgeted revenue expectations for fiscal 2025; (iv) our dependence on a limited number of key customers, and the consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (v) our existing risk that liquidity and capital resources may not be sufficient to allow us to fund or sustain our growth; (vi) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; (vii) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (viii) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (ix) price fluctuations (including as a result of tariffs(, shortages or interruptions of component supplies and raw materials used to manufacture our products; (x) our risk of potential loss related to single or focused exposure within our current customer base and product offerings; (xi) our ability to maintain effective information technology systems security measures and manage risks related to cybersecurity; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode (“LED”) market; (xiv) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xv) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xvi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xvii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xviii) our ability to maintain safe and secure information technology systems; (xix) our ability to balance customer demand and production capacity; (xx) our ability to maintain an effective system of internal control over financial reporting; (xxi) our ability to defend our patent portfolio and license technology from third parties; (xxii) a reduction in the price of electricity; (xxiii) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxiv) our failure to comply with the covenants in our credit agreement; (xxv) the electric vehicle (‘EV”) market and deliveries of passenger and fleet vehicles may not grow as expected; (xxvi) incentives from governments or utilities may not materialize or may be reduced, which could reduce demand for EVs, or the portion of regulatory credits that customers claim may increase, which would reduce our revenue from such incentives; (xxvii) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xviii) potential warranty claims in excess of our reserve estimates; and (xxix) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our Website.

Engage with Us

X: @OrionLighting and @OrionLightingIR

StockTwits: @OESX_IR

###

Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Product revenue	$12,367	$15,588	$25,134	$29,259
Service revenue	6,994	4,998	14,133	8,940
Total revenue	19,361	20,586	39,267	38,199
Cost of product revenue	8,888	10,897	17,429	20,956
Cost of service revenue	6,001	5,120	13,067	9,503
Total cost of revenue	14,889	16,017	30,496	30,459
Gross profit	4,472	4,569	8,771	7,740
Operating expenses:
General and administrative	4,568	5,040	9,098	10,779
Acquisition related costs	—	3	—	56
Sales and marketing	2,848	3,312	5,785	6,608
Research and development	328	382	592	862
Total operating expenses	7,744	8,737	15,475	18,305
Loss from operations	(3,272)	(4,168)	(6,704)	(10,565)
Other income (expense):
Other income	—	12	—	12
Interest expense	(283)	(192)	(545)	(368)
Amortization of debt issue costs	(48)	(25)	(106)	(49)
Royalty income	1	—	16	2
Interest income	—	—	—	—
Total other expense	(330)	(205)	(635)	(403)
Loss before income tax	(3,602)	(4,373)	(7,339)	(10,968)
Income tax expense	23	15	44	57
Net loss	$(3,625)	$(4,388)	$(7,383)	$(11,025)
Basic net loss per share attributable to common shareholders	$(0.11)	$(0.14)	$(0.23)	$(0.34)
Weighted-average common shares outstanding	32,825,477	32,502,566	32,718,628	32,424,623
Diluted net loss per share	$(0.11)	$(0.14)	$(0.23)	$(0.34)
Weighted-average common shares and share equivalents outstanding	32,825,477	32,502,566	32,718,628	32,424,623

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	September 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$5,369	$5,155
Accounts receivable, net	11,709	14,022
Revenue earned but not billed	5,918	4,539
Inventories	15,026	18,246
Prepaid expenses and other current assets	1,947	2,860
Total current assets	39,969	44,822
Property and equipment, net	8,662	9,593
Goodwill	1,484	1,484
Other intangible assets, net	3,973	4,462
Other long-term assets	2,184	2,808
Total assets	$56,272	$63,169
Liabilities and Shareholders’ Equity
Accounts payable	$14,450	$18,350
Accrued expenses and other	11,707	9,440
Deferred revenue, current	359	260
Current maturities of long-term debt	352	3
Total current liabilities	26,868	28,053
Revolving credit facility	9,000	10,000
Long-term debt, less current maturities	3,173	—
Deferred revenue, long-term	375	413
Other long-term liabilities	1,053	2,161
Total liabilities	40,469	40,627
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2024 and March 31, 2024; no shares issued and outstanding at September 30, 2024 and March 31, 2024	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2024 and March 31, 2024; shares issued: 42,375,801 at September 30, 2024 and 42,038,967 at March 31, 2024; shares outstanding: 32,905,731 at September 30, 2024 and 32,567,746 at March 31, 2024	—	—
Additional paid-in capital	162,511	161,869
Treasury stock, common shares: 9,470,070 at September 30, 2024 and 9,471,221 at March 31, 2024	(36,233)	(36,235)
Retained deficit	(110,475)	(103,092)
Total shareholders’ equity	15,803	22,542
Total liabilities and shareholders’ equity	$56,272	$63,169

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(7,383)	$(11,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	681	707
Amortization of intangible assets	495	540
Stock-based compensation	642	414
Amortization of debt issue costs	106	49
Loss on sale of property and equipment	91	45
Provision for inventory reserves	86	283
Provision for credit losses	55	190
Other	195	(1)
Changes in operating assets and liabilities:
Accounts receivable	2,259	(2,579)
Revenue earned but not billed	(1,379)	(507)
Inventories	2,936	(2,238)
Prepaid expenses and other assets	1,431	(2,058)
Accounts payable	(3,900)	2,154
Accrued expenses and other	1,158	1,365
Deferred revenue, current and long-term	63	1,346
Net cash used in operating activities	(2,464)	(11,315)
Investing activities
Purchases of property and equipment	(29)	(747)
Proceeds from sale of property, plant and equipment	189	100
Additions to patents and licenses	(5)	—
Net cash provided by (used in) investing activities	155	(647)
Financing activities
Payment of long-term debt	(3)	(7)
Proceeds from long-term debt	3,525	—
Payments of revolving credit facility	(1,000)	—
Proceeds from employee equity exercises	1	2
Net cash provided by (used in) financing activities	2,523	(5)
Net increase (decrease) in cash and cash equivalents	214	(11,967)
Cash and cash equivalents at beginning of period	5,155	15,992
Cash and cash equivalents at end of period	$5,369	$4,025
Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	$—	$363

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income (loss)	$(3,625)	$(3,758)	$1,610	$(2,256)	$(4,388)
Interest	283	262	191	193	192
Taxes	23	21	(17)	1	15
Depreciation	333	348	344	360	361
Amortization of intangible assets	247	248	272	273	274
Amortization of debt issue costs	48	58	21	25	25
EBITDA	(2,691)	(2,821)	2,421	(1,404)	(3,521)
Stock-based compensation	348	294	269	266	227
Acquisition related costs	—	—	—	—	3
Restructuring costs	163	270	138	—	—
Severance	158	123	—	—	—
Impairment on assets	—	—	525	—	—
Earnout expenses	630	329	(2,953)	1,050	1,125
Adjusted EBITDA	(1,392)	(1,805)	401	(88)	(2,166)